Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated July [], 2021 with respect to the shares of Common Stock of The Glimpse Group, Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: July 16, 2021

By:	/s/ Ariel Imas
Ariel Imas

Kissa Capital LLC

By:	/s/ Ariel Imas
Ariel Imas
Manager